UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 1, 2011

Mesa Air Group, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-15495	85-0302351
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

410 North 44th Street, Suite 700
Phoenix, Arizona    85008
(Address of principal executive offices including zip code)

(602) 685-4000
(Registrant's telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.03.    Bankruptcy or Receivership.

Reference is hereby made to the information set forth under Item 8.01 of this Current Report on Form 8-K. The disclosure contained in Item 8.01 is hereby incorporated by reference in its entirety into this Item 1.03.

Item 8.01.    Other Events

Mesa Air Group, Inc., a Nevada corporation (the "Company"), along with eleven affiliated debtors (collectively, the "Debtors"), filed petitions under chapter 11 of the United States Bankruptcy Code on January 5, 2010 in the United States Bankruptcy Court for the Southern District of New York. The case number for Mesa's bankruptcy case is 10-10018. The Bankruptcy Court approved the Debtors' Third Amended Joint Plan of Reorganization (the "Plan") on January 20, 2011, and the notice of effective date confirming that the reorganized Company successfully emerged from bankruptcy was filed with the Bankruptcy Court on March 1, 2011 (the "Effective Date").

Under the terms of the Plan, the Company will issue four new series of notes under a single indenture and new shares of common stock, and all existing shares of common stock were cancelled as of the Effective Date.

On March 3, 2011, the Company filed its Certification and Notice of Termination of Registration under Section 12(g) of the Securities Exchange Act of 1934 on Form 15 with the Securities and Exchange Commission.

The press release announcing the Company's emergence from bankruptcy is filed herewith as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01.    Financial Statements and Exhibits

d. Exhibits.

Exhibit No.	Description
99.1	Press release, dated March 1, 2011

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MESA AIR GROUP, INC.

Date: March 3, 2011

By: /s/ Christopher Pappaioanou Name: Christopher Pappaioanou Title: Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release, dated March 1, 2011 Also provided in PDF format as a courtesy.